Exhibit 16

June 29, 2012

US Securities Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Hickory Tech Corporation
File No. 0-13721

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Hickory Tech Corporation dated June 29, 2012; and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton, LLP

GRANT THORNTON LLP
Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd